UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2017 (November 22, 2017)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	333-192093	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

923 Incline Way #39, Incline Village, NV 89451

(Address of principal executive offices)

(877) 742-3094

(Registrant’s telephone number, including area code)

44043 Fremont Blvd., Fremont, CA 94538
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On November 22, 2017, the Board of Directors of Aerkomm Inc. (the “Company”) ratified the Company’s entering into a consulting agreement dated November 15, 2017 (the “Agreement”) with Integra Consulting Group LLC (“Integra”). Pursuant to the terms of the Agreement, Integra will provide certain investor relations services to the Company for an initial period of six months. As partial consideration for Integra’s services, the Company has agreed to issue to Integra 100,000 restricted shares of its common stock, $0.001 par value per share (the “Common Stock”). If the Company decides to extend the term of the Agreement for an additional six months, the Company will issue an additional 50,000 restricted shares of the Common Stock to Integra. The Company has also agreed to pay Integra a cash fee of $12,500 per month for the duration of the six-month term of the Agreement and for an additional six months if the term of the Agreement is extended.

The shares of Common Stock to be issued to Integra under the Agreement will be issued pursuant to an exemption from the registration provisions of the Securities Act of 1933, as amended (the “Act”), provided by Section 4(a)(2) of the Act. Integra has represented to the Company that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Act and that it will be acquiring the Common Stock for its own account, for long term investment and not with a view toward resale or distribution, except in accordance with applicable securities laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2017	AERKOMM INC.

/s/ Y. Tristan Kuo
Name: Y. Tristan Kuo
Title: Chief Financial Officer

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